Calculation of Filing Fee Tables
S-8
TELA Bio, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, $0.001 par value per share	Other	3,500,000	$ 0.81	$ 2,835,000.00	0.0001381	$ 391.51
Total Offering Amounts:						$ 2,835,000.00		$ 391.51
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 391.51
Offering Note
[1]	(1) Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement on Form S-8 also covers an indeterminate number of additional shares of common stock, par value per share $0.001 (the "Common Stock"), of TELA Bio, Inc. (the "Registrant") issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of the Registrant. (2) Represents shares of Common Stock that are issuable under the Amendment No. 2 to the TELA Bio, Inc. Amended and Restated 2019 Equity Incentive Plan, which was adopted by the Registrant's Board of Directors on April 8, 2026 and approved by the Registrant's stockholders at the 2026 Annual Meeting of Stockholders on June 9, 2026. (3) Estimated pursuant to Rule 457(c) and Rule 457(h) of the Securities Act solely for the purpose of calculating the registration fee. The proposed maximum offering price per share and proposed maximum offering price are based upon the average of the high and low prices of the Common Stock as reported on The Nasdaq Global Market on August 4, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources